UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

FORM 8-K
________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2017
________________________________

DOVER CORPORATION
(Exact name of registrant as specified in its charter)
________________________________

State of Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)
(630) 541-1540
(Registrant’s telephone number, including area code)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 12, 2017, Dover Corporation (the “Company” or “Dover”) issued the Press Release attached hereto as Exhibit 99.1, announcing that, in connection with its investor meeting, it is providing an update on current market trends, updating its 2016 earnings per share from continuing operations (“EPS”) forecast and providing guidance for 2017 revenue and EPS from continuing operations.

As previously announced, the Company is holding an investor meeting on January 12, 2017 in New York, NY. The meeting will begin at 6:30 pm ET and will be available live to all interested parties via webcast and audio dial in. The webcast can be accessed on the Company’s website at www.dovercorporation.com. To listen via audio dial in, please dial 1-844-358-9184 (domestic) or 1-478-219-0401, reservation number 47369593. Additionally, the replay of the meeting and associated materials will be archived on the website and will be available starting on January 13, 2017 at 7:00 am ET. The presentation materials are attached hereto as Exhibit 99.2 and also are available on the Company's website.

The information in this report (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed by Dover under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

99.1 Dover Corporation Press Release dated January 12, 2017.

99.2 Investor Presentation Materials dated January 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 12, 2017	DOVER CORPORATION
(Registrant)

		By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Dover Corporation Press Release dated January 12, 2017.

99.2	Investor Presentation Materials dated January 12, 2017.